Exhibit 99

Form 4 Joint Filer Information

Name:   Teknoinvest VIII B (GP) AS

Address:  v/ Rune Dybesland, Smalgangen 3
           0188 Oslo, Norway

Designated Filer:   Teknoinvest VIII KS

Issuer & Ticker Symbol:   Capnia, Inc. (CPNAU, CAPN, CAPNW)

Date of Event Requiring Statement:   November 12, 2014

Signature:   /s/ Antoun Nabhan, Attorney-in-Fact, Teknoinvest VIII B (GP) AS

Name:   Teknoinvest VIII GP KS

Address:  v/ Rune Dybesland, Smalgangen 3
           0188 Oslo, Norway

Designated Filer:   Teknoinvest VIII KS

Issuer & Ticker Symbol:   Capnia, Inc. (CPNAU, CAPN, CAPNW)

Date of Event Requiring Statement:   November 12, 2014

Signature:   /s/ Antoun Nabhan, Attorney-in-Fact, Teknoinvest VIII GP KS